Exhibit 1.1

AMEREN MISSOURI SECURITIZATION FUNDING I, LLC

UNION ELECTRIC COMPANY

$[______] Securitized Utility Tariff Bonds, Series 2024-A

UNDERWRITING AGREEMENT

[______], 2024

To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

1.            Introduction. Ameren Missouri Securitization Funding I, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $[______] aggregate principal amount of its Securitized Utility Tariff Bonds, Series 2024-A (the “Bonds”), identified in Schedule I hereto. The Issuer and Union Electric Company D/B/A Ameren Missouri, a Missouri corporation and the Issuer’s direct parent (“Ameren”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used in this Underwriting Agreement (the “Underwriting Agreement”) shall be deemed to mean the entities named in Schedule I hereto.

2.            Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of [_____], 2024, as supplemented by a series supplement thereto (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”) and as securities intermediary (the “Securities Intermediary”). The Bonds will be senior secured obligations of the Issuer and will be supported by securitized utility tariff property (as more fully described in the irrevocable amended report and order issued by the Missouri Public Service Commission (the “MPSC”), File No. EF-2024-0021, on August 7, 2024, which became effective on August 17, 2024 (the “Financing Order”) relating to the Bonds, “Securitized Utility Tariff Property”), to be sold to the Issuer by Ameren pursuant to the Securitized Utility Tariff Property Purchase and Sale Agreement, to be dated on or about [_____], 2024, between Ameren and the Issuer (the “Sale Agreement”). The Securitized Utility Tariff Property securing the Bonds will be serviced pursuant to the Securitized Utility Tariff Property Servicing Agreement, to be dated on or about [_____], 2024, between Ameren, as servicer, and the Issuer, as owner of the Securitized Utility Tariff Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3.            Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a)            The Bonds have been registered on Form SF-1 and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and Ameren, in its capacity as co-registrant and as sponsor for the Issuer, have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on October 11, 2024 (Registration No. 333-282616 and 333-282616-01), as amended by Amendment No. 1 thereto filed October 28, 2024 and Amendment No. 2 thereto filed November [__], 2024 including a prospectus (the “Registration Statement”), for registration under the Securities Act of up to $[______] aggregate principal amount of the Bonds. The Registration Statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to the Registration Statement, including any amendment thereto, and any information in a prospectus as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the Securities Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. Information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time is referred to herein as the “Pricing Prospectus”. The Pricing Prospectus, the Issuer Free Writing Prospectuses (as defined below) identified in Section B of Schedule III, together with the InTex File (as defined below), are referred to herein as the “Pricing Package”.

(b)          At the time of filing the Registration Statement, at the earliest time thereafter that the Issuer made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, the Issuer was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(c)           At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(a) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company’s (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(d)          As of the Applicable Time, as of its date and on the date of its filing, the Pricing Prospectus did not and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related sensitivity data, proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance, discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times, through the completion of the offer and the sale of the Bonds on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet (as defined below) or any other Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. “InTex File” means the files available at the InTex deal titled [___] concerning the characteristics of the Bonds or Securitized Utility Tariff Property. References to the term “Applicable Time” mean [__] PM, Eastern Time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Ameren and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, Ameren and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e)          Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Ameren notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Ameren or the Issuer has promptly notified or will promptly notify the Underwriters and (ii) Ameren or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(f)           The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the amended and restated limited liability company agreement of the Issuer, dated as of [______], 2024 (the “LLC Agreement”), the administration agreement to be dated the Closing Date between the Issuer and Ameren (the “Administration Agreement”) and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus; the Issuer has been duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer (an “Issuer Material Adverse Effect”); the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus. The Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation and the Rating Agency Letters (as defined below). The Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus. Ameren is the beneficial owner of all of the limited liability company interests of the Issuer. Based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g)          The issuance and sale of the Bonds by the Issuer, the purchase of the Securitized Utility Tariff Property by the Issuer from Ameren and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled will not conflict with or result in a violation, or default under (i) the Issuer’s certificate of formation or the LLC Agreement (collectively, the “Issuer Charter Documents”), (ii) any indenture or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties.

(h)          This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i)            The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement, or instrument to which it is a party or by which it is bound or to which its property is subject or (iii) is not in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

(j)           The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and when executed and delivered by the Indenture Trustee will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting bondholders’ and other creditors’ rights generally, (ii) by general equitable principles (whether considered in a proceeding in equity or at law), (iii) by concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Enforceability Exceptions”) and (iv) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k)          The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l)            There are no legal or governmental proceedings pending to which the Issuer is a party or of which any property of the Issuer is the subject which, if determined adversely to the Issuer, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect; and, to the Issuer’s knowledge, no such proceedings are threatened by governmental authorities or others.

(m)          Other than the filing of the issuance advice letter and non-action on the part of the MPSC contemplated by Ordering Paragraph 8 of the Financing Order, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n)          The Issuer is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus and the Final Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)          Relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act pursuant to Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(p)          The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants.

(q)          Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and LLC Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer on or prior to the Closing Date and the other parties thereto will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(r)           The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), set forth in the (i) undertaking letter, dated as of September 18, 2024, by Ameren to Moody’s (as defined below) and (ii) undertaking letter, dated September 26, 2024, from Ameren to S&P (as defined below, and together with Moody’s, the “Rating Agencies”) (collectively, the “Rating Agency Letters”), other than (x) any noncompliance with the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(s)           The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Item 1111(a)(7) of Regulation AB under the Securities Act.

(t)           The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

4.            Representations and Warranties of Ameren. Ameren represents and warrants to the several Underwriters that:

(a)            Ameren, in its capacity as co-registrant and sponsor with respect to the Bonds, meets the requirements to use Form SF-1 under the Securities Act. Ameren has prepared and filed with the Commission the Registration Statement for registration under the Securities Act of up to $[______] aggregate principal amount of the Bonds. The Registration Statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission.

(b)            At the time of filing the Registration Statement, at the earliest time thereafter that Ameren made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, Ameren was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(c)            At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(a) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to DTC’s Book-Entry System that are based solely on information contained in published reports of the DTC.

(d)          As of the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus, each Issuer Free Writing Prospectus (other than the Pricing Term Sheet) and the InTex File, did and do not include any untrue statement of a material fact or omit (with respect to each Issuer Free Writing Prospectus and the InTex File, when taken together with the Pricing Prospectus) to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related security data proceeds to the Issuer, underwriters’ allocation, selling concession, reallowance discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information. Ameren represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Ameren notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Ameren or the Issuer has promptly notified or will promptly notify the Underwriters and (ii) Ameren or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(f)            Ameren has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Missouri, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus and to execute, deliver and perform Ameren’s obligations under, or as contemplated by, this Underwriting Agreement and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby; and Ameren is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or consolidated results of operations of Ameren and its subsidiaries, taken as a whole (an “Ameren Material Adverse Effect”).

(g)          Ameren has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(h)           The issuance and sale of the Bonds, the transfer by Ameren of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof on the part of Ameren to be fulfilled, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of Ameren pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Ameren is a party or by which Ameren is bound or to which any property, right or asset of Ameren is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Ameren (collectively, the “Ameren Charter Documents”) or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have an Ameren Material Adverse Effect.

(i)            This Underwriting Agreement has been duly authorized, executed and delivered by Ameren and constitutes a valid and legally binding agreement of Ameren, enforceable against Ameren in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(j)            Ameren is not (i) in violation of any of the Ameren Charter Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Ameren or any of its subsidiaries or affiliates is a party or by which Ameren or any of its subsidiaries is bound or to which any property or asset of Ameren or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have an Ameren Material Adverse Effect.

(k)           There are no legal or governmental or regulatory investigations, actions or proceedings pending to which Ameren is a party or of which any property of Ameren is the subject which, if determined adversely to Ameren, would, individually or in the aggregate, reasonably be expected to have an Ameren Material Adverse Effect; and, to Ameren’s knowledge, no such proceedings are threatened by governmental authorities or others.

(l)            Other than the submission of the issuance advice letter and non-action on the part of the MPSC contemplated by Ordering Paragraph 8 of the Financing Order, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by Ameren of each of the Issuer Documents to which Ameren is a party, the issuance and sale of the Bonds by the Issuer, and compliance by Ameren with the terms thereof and the consummation of the transactions contemplated by the Financing Order.

(m)          Ameren is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Pricing Prospectus, neither Ameren nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n)          Relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act pursuant to Rule 3a-7 under the 1940 Act, although additional exclusions or exemptions may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(o)            Each of the Sale Agreement, Servicing Agreement and Administration Agreement will have been on or prior to the Closing Date duly and validly authorized by Ameren, and when executed and delivered by Ameren and the other parties thereto will constitute a valid and legally binding obligation of Ameren, enforceable against Ameren in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(p)            There are no Missouri transfer taxes related to the transfer of the Securitized Utility Tariff Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Ameren or the Issuer.

(q)           The nationally recognized accounting firm referenced in Section 3(o) and 9(w) is a firm of independent public accountants with respect to Ameren as required by the Securities Act and the rules and regulations of the Commission thereunder.

(r)            Ameren, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(s)           Ameren will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(t)            Ameren Corporation (parent corporation of Ameren) maintains policies and procedures designed to ensure compliance by, among others, Ameren, Ameren’s subsidiaries and their respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to Ameren or its subsidiaries from time to time concerning or relating to bribery, corruption or money laundering (collectively, “Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (the “State Department”), or by the United Nations Security Council (the “UNSC”), the European Union (the “EU”) or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), and Ameren and its subsidiaries and, to the knowledge of Ameren, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; and none of (A) Ameren, any of its subsidiaries, or, to the knowledge of Ameren, any of their respective directors, officers or employees, or (B) to the knowledge of Ameren, any agent of Ameren or any of its subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions (as of the date hereof, including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) or (iii) any person 50% or more owned or controlled by any such person or persons.

(u)           The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

5.            Investor Communications.

(a)            Issuer and Ameren represent and agree that, unless they obtain the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and Ameren and the Underwriters, they have not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or Ameren, as applicable, with the Commission or retained by the Issuer or Ameren, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet and each other Free Writing Prospectus identified in Schedule III hereto.

(b)           Ameren and the Issuer (or the Underwriters at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Underwriters, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all classes of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c)           Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Pricing Term Sheet, subject to the following conditions:

(i)            An Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) constitutes a prospectus satisfying the requirements of Rule 430A under the Securities Act, or (B)(i) is made in reliance on Rule 134 under the Securities Act, is an Issuer Free Writing Prospectus listed on Schedule III hereto or is an Underwriter Free Writing Prospectus (as defined below) and (ii) such Written Communication is preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act. “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by Ameren or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final scheduled payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii)            Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including but not limited to Rules 164 and 433 under the Securities Act.

(iii)            All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Ameren and the Issuing Entity have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Ameren and the Issuing Entity have filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Ameren, the Issuing Entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Ameren collect at ([ ])[ ], Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 and RBC Capital Markets, LLC toll-free at 1-866-375-6829.

The Issuer and the Underwriters shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Underwriters and, in the case of the Underwriters, the Issuer (which in either case shall not be unreasonably withheld).

(iv)            Each Underwriter covenants with the Issuer and Ameren that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(v)            Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to Ameren, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by Ameren; provided, however, that, for the avoidance of doubt, (A) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof and (B) no Underwriter shall be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or Ameren.

6.            Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[_______].

7.            Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Underwriters. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to The Bank of New York Mellon Trust Company, National Association, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Underwriters not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Underwriters. The Issuer agrees to make the Bonds available to the Underwriters for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a)           to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b)            to procure one or more persons, reasonably acceptable to the Underwriters, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or Ameren under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination of this Underwriting Agreement pursuant to Section 7 shall be without any liability on the part of the Issuer, Ameren or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

8.            Covenants.

(a)          Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i)            The Issuer will upon request promptly deliver to the Underwriters and Counsel to the Underwriters a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed and all amendments thereto.

(ii)            The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and Final Prospectus as they may reasonably request.

(iii)            The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Registration Statement, or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 and Rule 163B under the Securities Act in connection with the offering of the Bonds.

(iv)            If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Securitized Utility Tariff Property or of which the Issuer shall be advised in writing by the Underwriters shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters (as defined below) should be set forth in a supplement to, or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. The Issuer will also fulfill its obligations set out in Section 3(d) above. The Issuer will advise the Underwriters promptly in writing when any supplement to the Pricing Package, the Final Prospectus or any amendment to the Final Prospectus has been filed or distributed.

(v)            The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Underwriters may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi)            The Issuer or Ameren will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and MPSC advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $10,000.00), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 7 (but excluding terminations arising thereunder out of an Underwriter default), 9, 10 or 12 hereof, the Issuer or Ameren (i) will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and (ii) will reimburse the Underwriters for their reasonable out-of-pocket expenses, such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vii)            During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii)            To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(y) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(ix)            For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Basic Documents. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x)            The Issuer and Ameren will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Norton Rose Fulbright US LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to Ameren and the Issuer.

(xi)            So long as any of the Bonds are outstanding, the Issuer will furnish to the Underwriters, if and to the extent not posted on EDGAR or the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the MPSC pursuant to the Financing Order including, but not limited to, any issuance advice letter or any routine or non-routine True-Up Adjustment filings, and (C) from time to time, any information concerning the Issuer as the Underwriters may reasonably request.

(xii)            So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(b)            Covenants of Ameren. Ameren covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i)            To the extent permitted by applicable law and the agreements and instruments that bind Ameren, Ameren will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii)            Ameren will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Registration Statement, and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)            If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting Ameren, the Bonds or the Securitized Utility Tariff Property or of which Ameren shall be advised in writing by the Underwriters shall occur that in Ameren’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), Ameren will cause the Issuer, at Ameren’s or the Issuer’s expense, to amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at Ameren’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement. Ameren will also fulfill its obligations set out in Section 4(d). Ameren will cause Issuer to advise the Underwriters promptly in writing when any supplement to the Pricing Package, the Final Prospectus, or any amendment to the Final Prospectus has been filed or distributed.

(iv)            During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Ameren will not, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)            Ameren will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)            As soon as practicable, but not later than 16 months, after the date hereof, the Ameren will make generally available (by posting on its website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(vii)            To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(y) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Ameren on or after the Closing Date, Ameren shall furnish such documents and take such other actions.

(viii)            The initial Securitized Utility Tariff Charge will be calculated in accordance with the Financing Order.

(ix)            Ameren will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to Ameren.

(x)            So long as any of the Bonds are outstanding, Ameren, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Underwriters, if and to the extent not posted on EDGAR or Ameren or its affiliate’s website, (A) upon request, a copy of any filings with the MPSC pursuant to the Financing Order including, but not limited to any issuance advice letter, any routine or non-routine true-up adjustment filings, and (B) from time to time, any public financial information in respect of Ameren, or any material information regarding the Securitized Utility Tariff Property to the extent it is reasonably available (other than confidential or proprietary information) concerning the Issuer as the Underwriters may reasonably request.

(xi)            So long as the Bonds are rated by a Rating Agency, Ameren, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and Ameren contained in this Underwriting Agreement, on the part of Ameren contained in Article III of the Sale Agreement, and on the part of Ameren contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and Ameren made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Ameren of their obligations hereunder, and to the following additional conditions:

(a)           The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or Ameren pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Ameren shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d) under the Securities Act.

(b)            No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of Ameren and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Ameren or the Issuer, as the case may be, threatened by, the Commission.

(c)            Norton Rose Fulbright US LLP, counsel for the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code, certain New York Uniform Commercial Code matters, enforceability and certain New York perfection and priority issues.

(e)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding corporate matters.

(f)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain corporate matters related to Ameren’s affiliates and the sale of the Securitized Utility Tariff Property.

(g)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, (i) to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of Ameren in connection with a bankruptcy, reorganization or other insolvency proceeding involving Ameren, (ii) that if Ameren were to become a debtor in such insolvency proceeding, such court would hold that the Securitized Utility Tariff Property is not property of the estate of Ameren, (iii) regarding bankruptcy and corporate governance matters and (iv) with respect to the characterization of the transfer of the Securitized Utility Tariff Property by Ameren to the Issuer as a “true sale” for Missouri law purposes.

(h)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain federal constitutional matters relating to the Securitized Utility Tariff Property.

(i)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain federal tax matters.

(j)            Hunton Andrews Kurth LLP, counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding negative assurances.

(k)            Emmet, Marvin & Martin, LLP, counsel for the Indenture Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain matters relating to the Indenture Trustee and the Securities Intermediary.

(l)            Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain Delaware Uniform Commercial Code matters.

(m)            Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain matters of Delaware law.

(n)            Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding the filing of a voluntary bankruptcy petition.

(o)            Dentons US LLP, Missouri counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding enforceability, certain Missouri regulatory issues, and additional corporate matters, certain Missouri and fair summary matters, the security interests in the Securitized Utility Tariff Property, and the characterization of the transfer of Securitized Utility Tariff Property by Ameren to the Issuer as a “true sale” for Missouri law purposes.

(p)            Dentons US LLP, Missouri counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain Missouri constitutional matters relating to the Securitized Utility Tariff Property.

(q)            Dentons US LLP, Missouri counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain Missouri regulatory law matters.

(r)            Dentons US LLP, Missouri counsel for the Issuer and Ameren, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain Missouri tax matters.

(s)            The general counsel to Ameren shall have furnished to the Underwriters the written opinion of such general counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding Ameren’s mortgage indenture.

(t)            The general counsel to Ameren shall have furnished to the Underwriters the written opinion of such general counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, regarding certain Missouri law matters and fair summary matters related to Ameren.

(u)            On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Underwriters shall have furnished to the Underwriters one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Underwriters, in each case in respect of which the Underwriters shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(v)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the letters required by Section 9(u) which is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(w)            The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been duly authorized, executed and delivered.

(x)            Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Ameren and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) adverse development concerning the business or assets of Ameren and its subsidiaries, taken as a whole, or of the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of Ameren and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the Securitized Utility Tariff Property, the Bonds or the Financing Order.

(y)            At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings, a division of S&P Global Inc. (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) none of Moody’s and S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(z)            The Issuer and Ameren shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of Ameren and the Issuer, reasonably satisfactory to the Underwriters, as to the accuracy of the representations and warranties of the Issuer and Ameren herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and Ameren of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (s) of this Section and as to such other matters as the Underwriters may reasonably request.

(aa)          An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the MPSC and shall have become effective.

(bb)          On or prior to the Closing Date, the Issuer shall have delivered to the Underwriters evidence, in form and substance reasonably satisfactory to the Underwriters, that appropriate filings have been or are being made in accordance with Section 393.1700.5.(2) of the Revised Statutes of Missouri, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of Missouri.

(cc)          On or prior to the Closing Date, Ameren shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[___].

(dd)         The Issuer and Ameren shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10.            Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 9(aa) shall have become effective. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11.            Indemnification and Contribution.

(a)            Ameren and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, managers, officers, employees and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Pricing Package, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Ameren shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment or supplement thereto), the Pricing Prospectus, the Pricing Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or any such amendment or supplement of or to the foregoing, in reliance upon and in conformity with written information furnished to Ameren by any Underwriter through the Representatives expressly for use in any such document, which information, for the avoidance of any ambiguity, is solely the information set forth in Schedule IV hereto (the “Underwriter Information”) hereof.

(b)            Each Underwriter severally and not jointly will indemnify and hold harmless Ameren and the Issuer, each of Ameren’s and the Issuer’s respective directors, managers, officers, employees, affiliates and each person who controls Ameren or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Pricing Package, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment or supplement thereto), the Pricing Prospectus, the Pricing Package, the Final Prospectus, or any Issuer Free Writing Prospectus as amended or supplemented, in reliance upon and in conformity with written information furnished to Ameren by such Underwriter through the Representatives expressly for use in any such document, it being understood and agreed, to avoid any ambiguity, that the only such information described in this paragraph is the Underwriter Information.

(c)            Promptly after receipt by an indemnified party under Section 11(a) or Section 11(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 11(a) or Section 11(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been materially prejudiced by such failure or from any liability which it may have to any indemnified party other than under Section 11(a) or Section 11(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 11(a) or Section 11(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or Section 11(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Ameren and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Ameren or the Issuer on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Ameren or the Issuer on the one hand and such Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by Ameren or the Issuer bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault of Ameren or the Issuer on the one hand and such Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ameren or the Issuer on the one hand or such Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Ameren, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Bonds exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 11(d) to contribute are several in proportion to their respective underwriting obligations with respect to such Bonds and not joint.

(e)             The obligations of Ameren and the Issuer under this Section 11 shall be in addition to any liability which Ameren or the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Ameren or the Issuer and to each person, if any, who controls Ameren or the Issuer within the meaning of the Securities Act .

12.            Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Underwriters by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by federal, Missouri or New York state authorities or (b) there shall have occurred any (i) material outbreak or escalation of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities or a calamity that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Underwriters, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

13.            Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and Ameren that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or Ameren, the Underwriters (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or Ameren advises the Underwriters that such Rating Information is posted to password-protected website maintained by the Servicer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or Ameren. For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

14.            Absence of Fiduciary Relationship. Each of the Issuer and Ameren acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Ameren with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or Ameren. Additionally, none of the Underwriters is advising the Issuer or Ameren as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and Ameren shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or Ameren with respect thereto. Any review by the Underwriters of the Issuer or Ameren, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or Ameren.

15.            Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Underwriters, to it at the address specified in Schedule I hereto; and if sent to Ameren, to it at Union Electric Company d/b/a Ameren Missouri, 1901 Chouteau Avenue, St. Louis, Missouri 63103 Attention: Darryl T. Sagel, Vice President and Treasurer, Telephone: (314) 554-4108;and if sent to the Issuer, to it at Darryl T. Sagel, President and Treasurer, Attention: Ameren Missouri Securitization Funding I, LLC, 1901 Chouteau Avenue, St. Louis, Missouri 63103, Telephone: (314) 554-4108. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

16.            Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any legal or equitable right, remedy or claim under or with respect to this Underwriting Agreement or any provision herein contained.

17.            Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

THIS UNDERWRITING AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS UNDERWRITING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

18.            Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Underwriting Agreement or any document to be signed in connection with this Underwriting Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

19.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, Ameren and the Underwriters, or any of them, with respect to the subject matter hereof.

20.            Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Ameren, the Issuer and the Underwriters.

Very truly yours,

UNION ELECTRIC COMPANY D/B/A AMEREN MISSOURI

By:
Name:
Title:

AMEREN MISSOURI SECURITIZATION FUNDING I, LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated [______]

Registration Statement Nos. 333-282616 and 333-282616-01

Underwriters: Goldman Sachs & Co. LLC and RBC Capital Markets, LLC

c/o Goldman Sachs & Co. LLC
Address:	200 West Street, 7th Floor
New York, New York 10282

Attention:

c/o RBC Capital Markets, LLC
Address:	Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

Attention:

Title, Purchase Price and Description of Bonds:

Title:	Ameren Missouri Securitization Funding I, LLC Securitized Utility Tariff Bonds, Series 2024-A

	Total Principal Amount of Tranche	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer (Before Expenses)
Tranche A-1

Total	$[______]				$

Original Issue Discount (if any): $[_______]

Redemption provisions:      None

Other provisions:      None

Closing Date, Time and Location:	[_____], 2024, 10:00 a.m.; offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 and simultaneously in the offices of Norton Rose Fulbright US LLP; 555 California Street, Suite 3300, San Francisco, California 94104

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC

Total

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.            Free Writing Prospectuses not required to be filed

Electronic Road Show, [_____], 2024 through [_______], 2024

B.            Free Writing Prospectuses required to be filed pursuant to Rule 433

Preliminary Term Sheet, dated [______]

Pricing Term Sheet, dated [_________]

III-1

SCHEDULE IV

Descriptive List of Underwriter Provided Information

A.            Pricing Prospectus

(a) under the heading “PLAN OF DISTRIBUTION” in the Pricing Prospectus: (i) the paragraph immediately under “The Underwriters’ Sales Price for the Securitized Utility Tariff Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds”; and (b) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIZED UTILITY TARIFF BONDS” in the Pricing Prospectus, the first sentence under the caption “The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell your securitized utility tariff bonds”.

B.            Final Prospectus

under the heading “PLAN OF DISTRIBUTION” in the Final Prospectus: (i) the paragraph immediately under “The Underwriters’ Sales Price for the Securitized Utility Tariff Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds” (except the last sentence thereof) and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Securitized Utility Tariff Bonds”; and (c) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIZED UTILITY TARIFF BONDS” in the Final Prospectus, the first sentence under the caption “The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell your securitized utility tariff bonds”.

IV-1